UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 15, 2011

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 8 to Harmony Bridge Loan

On March 15, 2011, we entered into an Amendment No. 8 to the Bridge Loan Agreement dated March 30, 2009 between Harmony Equity Income Fund, L.L.C., Harmony Equity Income Fund II, L.L.C. (collectively, “Harmony”), and our company (the “Amendment”). Subject to shareholder approval of the Amendment, the Amendment gives Harmony the right to convert its two promissory notes in the original aggregate principal amount of $800,000, together with accrued interest thereon, into our common stock, at a conversion price of $3.00 per share. Under the terms of the notes as originally issued, only 20% of the principal amount of those notes was convertible at a conversion price of $3.00 per share. As consideration for the Amendment, Harmony has agreed to defer all payments of principal and interest on the notes to the earlier of June 30, 2011 or the tenth business day after the closing of the transactions contemplated by our stock purchase agreement with Concept Development Partners LLC (“CDP”).

If the proposed bridge loan modification is approved by our shareholders and Harmony converts the entire principal amount of the notes and all accrued interest thereon through June 30, 2011, we would issue an estimated 215,656 shares of common stock to Harmony. Without this modification, only $160,000 in principal of the notes held by Harmony could be converted into an aggregate of 53,333 shares.

We originally entered into the Bridge Loan Agreement with Harmony on March 30, 2009. Prior to that date and prior to becoming a member of our board of directors, Joel C. Longtin, who has served as our Chairman of the Board since October 2009, purchased a 1.0% interest in Harmony Equity Income Fund, L.L.C. and a 1.6% interest in Harmony Equity Income Fund II, L.L.C. Pursuant to these membership interests, Mr. Longtin would be deemed to be entitled to receive shares of our common stock, pursuant to the rules of the NASDAQ Stock Market, if Harmony elects to exercise its conversion rights under the notes and distributes such shares to its members.

The foregoing description of the Amendment is qualified in its entirety by the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Waiver and Amendment No. 1 to Stock Purchase Agreement

On March 17, 2011, we entered into a waiver and amendment to the Stock Purchase Agreement dated February 8, 2011 between CDP and our company (the “SPA Amendment”). Pursuant to the SPA Amendment, the parties agreed on a revised form of the Certificate of Designation of Series A Preferred Stock and CDP granted our company a waiver of certain restrictive covenants in the stock purchase agreement with respect to entry into the Harmony Amendment, discussed above, and the issuance of stock compensation to our independent directors in connection with the transaction contemplated by the Stock Purchase Agreement. As revised, the Certificate of Designation now provides that the holders of the preferred stock will have 0.77922 votes per preferred share.

This description is qualified in its entirety by the SPA Amendment, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: March 21, 2011	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1                           Amendment No. 8  to Bridge Loan Agreement between Harmony Equity Income Fund, L.L.C., Harmony Equity Income Fund II, L.L.C., and the Registrant, dated March 15, 2011.

Exhibit 10.2                           Waiver and Amendment to Stock Purchase Agreement by and between the Registrant and Concept Development Partners LLC, dated March 17, 2011.